SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): January 6, 2000


                         HEALTHY PLANET PRODUCTS, INC.
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                Exact Name of Registrant as Specified in Its Charter

                                 Delaware
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                 (State or Other Jurisdiction of Incorporation)

       1-130048                                       94-2601764
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(Commission File Number)                   (IRS Employer Identification Number)


  1700 Corporate Circle Petaluma, CA                         94954
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(Address of Principal Executive Offices)                    Zip Code

                               (707) 778-2280
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             (Registrant's Telephone Number, Including Area Code)

                                   N/A
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          (Former Name or Former Address if Changed Since Last Report)




5. Other Events

On January 6, 2000, Donald R. Beckman joined Healthy Planet Products, Inc. ("Healthy Planet" or the "Company") as the Vice President of Marketing. Mr. Beckman brings with him thirty years of domestic and international experience in the social expression industry, and was previously the Vice President of Marketing for Plus Mark, a division of American Greetings. Mr. Beckman also held various other positions with American Greetings including being Executive Director of International Operations (1984-1989) and Creative Director of Consumer Products (1979-1984).

Healthy Planet also appointed Richard M. Widney as Vice President and General Manager of the Company, effective January 14, 2000. Since July 1998, Mr. Widney has served as President of the Evergreen Group and has continued in that capacity since the May 1999 acquisition by Healthy Planet. Mr. Widney brings over thirty years of experience and achievement as a hands-on manager in start-up, turnaround, restructuring and new product development activities for both Fortune 500 (Dart Industries, Bendix and Avery International) and smaller private companies. Prior to joining Evergreen, Mr. Widney served as Vice President of Marketing, from June 1997 to April 1998, at Konexx, a San Diego CA manufacturer and marketer of computer telephony devices. From January 1993 to May 1997, Mr. Widney served as Vice President of Marketing for Telcom Technologies (and its successor company AVTC), a Pomona CA developer and marketer of computer based call center management systems.

The Company also promoted Antonio Santiago to the position of Director of Finance. Mr. Santiago has served as the Company's Controller for the past 10 years.





                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEALTHY PLANET PRODUCTS, INC.


Dated: January 14, 2000                By /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Secretary